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                                                                   EXHIBIT 10.48



                          AMERICAN EAGLE GROUP, INC.
                        AMERICAN EAGLE INSURANCE COMPANY
                    GENERAL AVIATION HULL SPECIAL UNDERLYING
                      EXCESS OF LOSS REINSURANCE AGREEMENT

                       1996 RENEWAL FINAL PLACEMENT SLIP


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COMPANY:                      AMERICAN EAGLE INSURANCE COMPANY
                              Texas corporation
                              and/or any company now or hereafter affiliated with American Eagle Group, Inc.

                                                          and/or

                              VIRGINIA SURETY COMPANY, INC.
                              Illinois corporation
                              (as respects business underwritten by American Eagle Group, Inc.
                              and any subsidiaries of American Eagle Group, Inc.)

                                                          and/or

                              REINSURANCE CORPORATION OF NEW YORK (THE)
                              a New York corporation
                              (as respects business underwritten by American Eagle Group, Inc.
                              and any subsidiaries of American Eagle Group, Inc.)

                                                          and/or

                              ZURICH REINSURANCE CENTRE, INC.
                              a New York corporation
                              (as respects business underwritten by American Eagle Group, Inc.
                              and any subsidiaries of American Eagle Group, Inc.)

                                                          and/or

                              TIG INSURANCE COMPANY
                              a California corporation
                              (as respects business underwritten by American Eagle Group, Inc.
                              and any subsidiaries of American Eagle Group, Inc.)


INCEPTION:                    12:01 a.m. standard time (as defined in the Company's policies),
                              July 1, 1994, as respects written and renewal business.
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AMERICAN EAGLE INSURANCE COMPANY                 HULL SPECIAL U/L EXCESS OF LOSS



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EFFECTIVE:                    Continuous and to take effect 12:01 a.m. standard time,
                              July 1, 1996, as respects written and renewal business.


CANCELLATION:                 Any July 1 by either party via 90 days prior notice by certified or registered mail.

                              If at any time any Reinsurer loses the whole or part of its paid up capital, becomes insolvent, is placed in conservation, rehabilitation, or liquidation, or has a receiver appointed, or is acquired or controlled by, merged with, or reinsures its entire business with any other company or corporation, the Company will have the right to cancel said
                              Reinsurer's participation by giving 90 days notice by certified or registered mail.

                              In the event of cancellation, the Company will have the option of terminating Reinsurers'
                              liability in force at cancellation date ("cut-off"), or of continuing Reinsurers'
                              liability ("run-off").  In the event the Company elects run-off, Reinsurers' liability will continue until the first anniversary date following cancellation, but in no event will Reinsurers' liability continue for more than 12 months plus odd time not to exceed 18 months in all.  Premium to Reinsurers for the run-off period calculated at the rates applicable at cancellation date, applied to the GNEP developed during the run-off period on risks protected hereunder.

                              Regardless of the cancellation option elected by the Company, as respects any policy the
                              Company is unable to cancel due to regulatory action, the Company will be permitted to continue coverage until the Company is able to cancel or non-renew such policy.

BUSINESS
COVERED:                      All business classified by the Company as General Aviation Hull and Spares.


EXCLUSIONS:                   As attached.


TERRITORY:                    To follow the Company's policies.
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AMERICAN EAGLE INSURANCE COMPANY               HULL SPECIAL U/L EXCESS OF LOSS




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LIMIT AND
RETENTION:                    $100,000 each and every risk, each and every occurrence,
                              excess of $150,000 each and every risk, each and every occurrence.

                              Subject to an occurrence limitation of $400,000.


LOSS EXPENSE:                 Pro rata in addition to Reinsurers' limit of liability unless loss expense is included within the policy limits.


PREMIUM,                      Retrospectively rated (three-year blocks):
REPORTS AND
REMITTANCES:                  1.    Annual Deposit Premium:  [BLACKOUT] payable in equal installments of [BLACKOUT]
                                    quarterly in arrears.

                              2.    Retrospective Premium Adjustment:  Ultimate reinsurance premium to be based on the sum of the incurred losses plus [BLACKOUT] of GNEP, subject, however, to the following:

                                               Provisional Rate:    [BLACKOUT] of GNEP

                                               Minimum Rate:        [BLACKOUT] of GNEP

                                               Maximum Rate:        [BLACKOUT] of GNEP

                              3.    This is the third year of a three-year retrospective rating block which incepted
                                    July 1, 1994, with cumulative interim adjustments annually beginning July 1, 1995, for the first Agreement Year, and annually thereafter until all losses for the three-year block are closed.  However, there shall be no return premium due (i.e., no adjustment of premium below the provisional rate) prior to 48 months from the inception of each three-year block.

                              4.    Retrospective adjustments to be made within 60 days after the end of each Agreement year, and recalculated annually thereafter until all losses are settled.
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AMERICAN EAGLE INSURANCE COMPANY                 HULL SPECIAL U/L EXCESS OF LOSS




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                              Quarterly reports of information required by reinsurers for completion of their NAIC statements.


OTHER                         The Company is permitted to:
REINSURANCE:
                              A.    Purchase other treaty reinsurance and to deduct the premium thereof if it inures to the benefit of this Agreement;

                              B.    Purchase facultative reinsurance on any subject risk it deems advisable, and the premium for that portion of the Company's policy reinsured elsewhere will be deducted from the gross subject premium hereunder; and

                              C.    Carry catastrophe reinsurance, recoveries under which will inure to its sole benefit.


FUNDING:                      Letters of Credit and/or Trust Agreements required from unauthorized Reinsurers for outstanding losses and expenses, recoverables, and IBNR.


WARRANTY:                     The Company will include their Pollution Exclusions on its policies, or so deemed.


AGENCY:                       For all purposes of this Agreement, the reinsured company that is set forth first in the
                              "COMPANY" section of this Placement Slip will be deemed the agent of all other reinsured companies referenced in said section.  In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.


ORIGINAL                      The liability of the Reinsurers under each and every policy covered
CONDITIONS                    under this Agreement will be subject in all respects to the same
AND                           interpretations, terms, conditions, waivers, modifications, alterations,
LIABILITY OF                  and cancellations as the respective policies of the Company to which
REINSURERS:                   this Agreement relates.
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AMERICAN EAGLE INSURANCE COMPANY                 HULL SPECIAL U/L EXCESS OF LOSS



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                              The Company will be the sole judge as to what will constitute a claim or loss covered under the Company's policy and as to the Company's liability thereunder, and will at its sole discretion adjust, settle, or compromise all claims and losses.  Any such determination shall be made by the Company with utmost good faith giving due consideration to the interests of the Company and the Reinsurers.  All such adjustments, settlements, and compromises will be binding on the Reinsurers in proportion to their participation, provided they are within the terms and conditions of this Agreement.  Ex-gratia payments made by the Company will be included in this Agreement subject to the approval of the Lead
                              Reinsurer.

                              While the Reinsurers do not have the duty to investigate or defend claims or suits, they will nevertheless have the right and the opportunity, with the full cooperation of the
                              Company, to associate with the Company at the Reinsurers' expense in the defense of any claim, suit, or proceeding that is likely to involve this Agreement.


OTHER                         Access to Records Clause
PROVISIONS:                   Amendments Clause
                              Aon Re Inc. Intermediary Clause
                              Arbitration Clause
                              Currency Clause (U.S. Dollars)
                              Entire Agreement Clause
                              Extra Contractual Obligations (90%) and
                                  Excess of Policy Limits (90%) Clause
                              Delays, Errors, or Omissions Clause
                              Insolvency Clause (as attached)
                              Loss and Loss Expense Clause (including the Company's own costs and legal expenses incurred in direct connection with costs of declaratory judgment actions)
                              Loss Notices and Settlements Clause
                              Net Retained Liability Clause
                              Occurrence Definition - As per NMA 2244
                              Offset Clause
                              Service of Suit Clause
                              Taxes/FET Clauses

ESTIMATED                     [BLACKOUT]
SUBJECT
GNEP:
                              *            *                *                *                *
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AMERICAN EAGLE INSURANCE COMPANY                 HULL SPECIAL U/L EXCESS OF LOSS




In accordance with your instructions, we have placed reinsurance with the Reinsurers listed hereon, subject to the terms and conditions hereinabove stated. We ask that you promptly advise us if the terms, conditions, or Reinsurers vary in any respect from your instructions. Aon Re Inc. will not be responsible for the financial or other obligations of any Reinsurer. Should you desire financial information regarding the Reinsurer listeds hereon, please contact us and we will furnish it.

The Reinsurers' obligations under this Agreement are several and not joint and are limited solely to the extent of their individual participations. The Reinsurers are not responsible for the participation of any co-subscribing Reinsurer that for any reason does not satisfy all or part of its obligations.

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  Reinsured with:                                           % Participation
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Zurich Reinsurance Centre, Inc.                             [BLACKOUT]

    TOTAL PLACEMENT                                         [BLACKOUT]
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Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning this Final Placement Slip to Aon Re Inc., 201 California Street, Suite 900, San Francisco, California 94111.



ACCEPTED AND
APPROVED BY:   /s/  PHILIP GUTHRIE             DATED:      8/9/96
            --------------------------------           --------------


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AMERICAN EAGLE INSURANCE COMPANY                HULL SPECIAL U/L EXCESS OF LOSS



                                 EXCLUSION LIST



No reinsurance indemnity will be afforded under this Agreement for:

         A. Hull war business as described in the Common North American Aviation War Exclusion Clause (CNAAWEC) and/or war, hi-jacking and other perils exclusion clause (Aviation) (AVN48B) and/or subsequent like clause, except to include war risks and related perils writebacks as may be included in the Company's policy.

         B. Aircraft policies covering aircraft with more than 40 passenger seats, operated by the policy named insured for the commercial transportation of passengers.

         C.      Satellite business.

         D. Assumed treaty reinsurance, except as respects intracompany reinsurance, and not to exclude business assumed from another insurer where said insurer's policy is issued in place of the Company's because of licensing or rating reasons.

         E. Helicopter hulls, except that the Company may cede up to 5 helicopter hulls to this Agreement each Agreement year. Facultative reinsurance will be purchased to remove any exposure to the Reinsurers from any helicopter hulls written after the foregoing limitation has been exceeded; however, in the event that the Company should discover that facultative reinsurance has not been placed on any such helicopter hull, then this Agreement will cover said risk for 30 days after discovery.



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AMERICAN EAGLE INSURANCE COMPANY                HULL SPECIAL U/L EXCESS OF LOSS



                                   INSOLVENCY

In the event of the insolvency of the Company, this reinsurance will be payable on demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any liquidator, receiver, or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, or statutory successor has failed to pay all or a portion of any claims. Such payments by the Reinsurers will be made directly to the Company or its liquidator, receiver, or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except
(a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) the Reinsurers with the consent of the direct insured or insureds have assumed such policy obligations of the Company as direct obligations of the Reinsurers to the payees under such policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the liquidator, receiver, or statutory successor of the insolvent Company will give written notice to the Reinsurers of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurers within a reasonable time after which claim is filed in the insolvency proceeding, and that during the pendency of such claim, the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Company or its liquidator, receiver, or statutory successor. The expense, thus incurred by the Reinsurers will be chargeable, subject to the approval of the court, against the Company as part of the expense of liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers. Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

This Article will apply severally to each Company named in the Preamble to this Agreement. Notwithstanding the foregoing, the American Eagle Insurance Company (hereinafter called "AEIC") has entered into agreements with The Reinsurance Corporation of New York (hereinafter called "RECO") and Zurich Reinsurance Centre (hereinafter called "ZRC") where the AEIC will attach Assumption of Liability Endorsements to certain policies within the scope of this Agreement, under which RECO or ZRC will assume the direct policy obligations of the AEIC to certain insureds (as payees of RECO or ZRC) upon the AEIC's insolvency. In such event, RECO or ZRC, as the case may be, is considered the payee of the Reinsurers under this Agreement and payment to RECO or ZRC under this Agreement will extinguish the Reinsurers' liability hereunder to the extent of such payment. In no event will the Reinsurers be subject to multiple liability for any loss or expense payable under this Agreement. Any amount paid by the Reinsurers to RECO or ZRC will be deemed as payment by the Reinsurers under this Agreement and will not be recoverable from the Reinsurers under this Agreement by the AEIC or its liquidator, receiver, or statutory successor.




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